Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of November 10, 2004, by and between Planet Group, Inc., a Delaware corporation (the “Company”), and the persons and entities listed on Exhibit A attached hereto (the “Investors”).

A.                                    The Investors have agreed to purchase shares of the Company’s Series A Preferred Stock (the “Series A Stock”) in up to two tranches pursuant to a certain Subscription Agreement by and among the Company and such Investors dated of even date herewith, as amended from time to time (the “Purchase Agreement”).  The Purchase Agreement provides that, as a condition to the Investors’ purchase of Series A Stock thereunder, the Company will enter into this Agreement and the Investors will be granted the rights set forth herein.

B.                                    Further, it is envisioned, that the Company may issue shares of the Company’s Series B Preferred Stock (the “Series B Stock”), the rights, preferences and privileges of which will be set forth in a future certificate of designation, pursuant to a subscription agreement with certain strategic investors (the “Strategic Investor Agreement”).

C.                                    In addition, the Investors may also purchase, pursuant to the Purchase Agreement, shares of Series B Stock or the Company’s Series C Preferred Stock (“Series C Stock,” and together with the Series A Stock and Series B Stock, the “Preferred Stock”).

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.                                      REGISTRATION RIGHTS.

1.1                               Definitions.  For purposes of this Section 1:

(a)                                  The terms “register,” “registration” and “registered” refer to a registration effected by preparing and filing a registration statement in compliance with the U.S Securities Act of 1933, as amended (the “Securities Act”), and the declaration or ordering of effectiveness of such registration statement.

(b)                                 “Registrable Securities” means:

(1)                                  all the shares of Common Stock of the Company issued or issuable upon the conversion of any shares of Preferred Stock issued under the Purchase Agreement (collectively, the “Conversion Stock”); and

(2)                                  any shares of Common Stock of the Company issued (or issuable upon the conversion or exercise of any warrant, right or other security which is issued) as a dividend or other distribution with respect to, or in exchange for or in replacement of, the Conversion Stock; excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which rights under this Section 1 are not assigned in accordance with this Agreement or any Registrable Securities with respect to which, pursuant to Section 1.11 hereof, the holders are no longer entitled to registration rights pursuant to Sections 1.2, 1.3 or 1.4 hereof.

(c)                                  The number of shares of “Registrable Securities then outstanding” shall mean the number of shares of Common Stock which are Registrable Securities that are then (1) issued and outstanding or (2) issuable pursuant to the conversion of shares of Preferred Stock.

(d)                                 “Holder” means any person owning of record Registrable Securities or any assignee of record of such Registrable Securities to whom rights set forth herein have been duly assigned in accordance with this Agreement; provided, however, that for purposes of this Agreement, a record holder of shares of Preferred Stock convertible into such Registrable Securities shall be deemed to be the Holder of such Registrable Securities; and provided, further, that the Company shall in no event be obligated to register shares of Preferred Stock, and that Holders of Registrable Securities will not be required to convert their shares of Preferred Stock into Common Stock in order to exercise the registration rights granted hereunder, until immediately before the closing of the offering to which the registration relates.

(e)                                  “Form S-3” means such form under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(f)                                    “SEC” means the U.S. Securities and Exchange Commission.

1.2                               Demand Registration.

(a)                                  Request by Holders.  If the Company shall receive, at any time six months after the effective date of the Company’s initial public offering of its securities pursuant to a registration filed under the Securities Act, a written request from the Holders of at least a majority of the Registrable Securities then outstanding, that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities pursuant to this Section 1.2, then the Company shall, within 20 days after the receipt of such written request, give written notice of such request (the “Request Notice”) to all Holders, and effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities which Holders request to be registered and included in such registration by written notice given by such Holders to the Company within 20 days after receipt of the Request Notice, subject only to the limitations of this Section 1; provided that the Registrable Securities requested by all Holders to be registered pursuant to such request must either (i) be at least a majority of all Registrable Securities then outstanding or (ii) have an anticipated aggregate public offering price (before any underwriting discounts and commissions) of not less than $10,000,000.

(b)                                 Underwriting.  If the Holders initiating the registration request under this Section 1.2 (the “Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in subsection 1.2(a).  In such event, the right of any Holder to include his, her, or its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein.  All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Company.  Notwithstanding any other provision of this Section 1.2, if the managing underwriter determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities that would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated to Holders of Registrable Securities on a pro rata basis based on their number of Registrable Securities, provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration.  Any Registrable Securities excluded and withdrawn from such underwriting shall be withdrawn from the registration.

(c)                                  Maximum Number of Demand Registrations.  The Company is obligated to effect only two such registrations pursuant to this Section 1.2.  Notwithstanding the foregoing, in the event that the underwriters, pursuant to Section 1.2(b) hereto, reduce the number of Registrable Securities by over 50% that would otherwise be registered and underwritten pursuant any registration pursuant to Section 1.2 hereto, then the Company will grant one additional Section 1.2 registration, in total.

(d)                                 Deferral.  Notwithstanding the foregoing, if the Company shall furnish to Holders requesting the filing of a registration statement pursuant to this Section 1.2, a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing for a period of not more than 120 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve month period.

(e)                                  Expenses.  All expenses incurred in connection with a registration pursuant to this Section 1.2, including without limitation all registration and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders, which may be counsel for the Company (but excluding underwriters’ discounts and commissions), shall be borne by the Company.  Each Holder participating in a registration pursuant to this Section 1.2 shall bear such Holder’s proportionate share (based on the number of shares sold by such Holder over the total number of shares included in such registration at the time it is declared effective) of all discounts, commissions or other amounts payable to underwriters or brokers in connection with such offering.  Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to this Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of at least a majority of the Registrable Securities to be registered, unless the Holders of a majority of the Registrable Securities then outstanding agree to forfeit their right to one demand registration pursuant to this Section 1.2 (in which case such right shall be forfeited by all Holders of Registrable Securities);

provided, further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their demand registration rights pursuant to this Section 1.2.

1.3                               Piggyback Registrations.  The Company shall notify all Holders of Registrable Securities in writing at least 30 days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company (but excluding registration statements relating to any registration under Section 1.2 or Section 1.4 of this Agreement or to any employee benefit plan, a corporate reorganization, or any other transaction covered by Rule 145 promulgated under the Securities Act, or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities), and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder.  Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall, within 20 days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement.  If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(a)                                  Underwriting.  If a registration statement under which the Company gives notice under this Section 1.3 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities.  In such event, the right of any such Holder’s Registrable Securities to be included in a registration pursuant to this Section 1.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.  All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriter(s) selected for such underwriting.  Notwithstanding any other provision of this Agreement, if the managing underwriter determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated on a pro rata basis based on the number of Registrable Securities each such Holder has requested to be included in the registration, provided however, that the right of the underwriters to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that the number of Registrable Securities included in any such registration is not reduced below 30% of the shares included in the registration, except for a registration relating to the Company’s initial public offering, from which all Registrable

Securities may be excluded.  If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice, given in accordance with Section 3.1 hereof, to the Company and the underwriter, delivered at least 20 days prior to the effective date of the registration statement.  Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.  For any Holder that is a partnership or corporation, the partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.

(b)                                 Expenses.  All expenses incurred in connection with a registration pursuant to this Section 1.3, including without limitation all registration and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders, which may be counsel for the Company (but excluding underwriters’ discounts and commissions), shall be borne by the Company.  Each Holder participating in a registration pursuant to this Section 1.3 shall bear such Holder’s proportionate share (based on the number of shares sold by such Holder over the total number of shares included in such registration at the time it goes effective) of all discounts, commissions or other amounts payable to underwriters or brokers in connection with such offering.

1.4                               Form S-3 Registration.  In case the Company shall receive from any Holder or Holders of a majority of all Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company will do the following:

(a)                                  Notice.  Promptly give written notice of the proposed registration and the Holder’s or Holders’ request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities.

(b)                                 Registration.  As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 20 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 1.4:

(1)                                  if Form S-3 is not available for such offering;

(2)                                  if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable

Securities and such other securities (if any) at an aggregate price to the public of less than $3,000,000;

(3)                                  if the Company shall furnish to the Holders a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement no more than once during any 12 month period for a period of not more than 120 days after receipt of the request of the Holder or Holders under this Section 1.4;

(4)                                  if the Company has, within the 12 month period preceding the date of such request, already effected a registration on Form S-3 for the Holders pursuant to this Section 1.4; or

(5)                                  in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(c)                                  Expenses.  The Company shall pay all expenses incurred in connection with each registration requested pursuant to this Section 1.4 (excluding underwriters’ or brokers’ discounts and commissions), including without limitation all filing, registration and qualification, printers’ and accounting fees and counsel for the Company, and the reasonable fees and disbursements of one counsel for the participating Holders, which may be the counsel for the Company.  Each Holder participating in a registration pursuant to this Section 1.4 shall bear such Holder’s proportionate share (based on the number of shares sold by such Holder over the total number of shares included in such registration at the time it goes effective) of all discounts, commissions or other amounts payable to underwriters or brokers in connection with such offering.

(d)                                 Not Demand Registration.  Form S-3 registrations shall not be deemed to be demand registrations as described in Section 1.2 above.

1.5                               Obligations of the Company.  Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall, subject to the provisions of Section 1.5(g) below, as expeditiously as reasonably possible:

(a)                                  Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use reasonable best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to 60 days.

(b)                                 Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c)                                  Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

(d)                                 Use reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e)                                  In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering.  Each Holder participating in such underwriting hereby agrees to also enter into and perform its obligations under such an agreement.

(f)                                    Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g)                                 Notwithstanding any other provision of this Agreement, from and after the time a registration statement filed under this Section 1 covering Registrable Securities is declared effective, the Company shall have the right to suspend the registration statement and the related prospectus in order to prevent premature disclosure of any material non-public information related to corporate developments by delivering notice of such suspension to the Holders, provided, however, that the Company may exercise the right to such suspension only once in any 12-month period and for a period not to exceed 90 days.  From and after the date of a notice of suspension under this Section 1.5(g), each Holder agrees not to use the registration statement or the related prospectus for resale of any Registrable Security until the earlier of (1) notice from the Company that such suspension has been lifted or (2) the 90th day following the giving of the notice of suspension.

1.6                               Furnish Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 1.2, 1.3 or 1.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to timely effect the registration of their Registrable Securities.

1.7                               Delay of Registration.  No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.8                               Indemnification.  In the event any Registrable Securities are included in a registration statement under Sections 1.2, 1.3 or 1.4:

(a)                                  By the Company.  To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, the “Violations” and, individually, a “Violation”):

(1)                                  any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; or

(2)                                  the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

(3)                                  any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement.

The Company will reimburse each such Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, within three months after a request for reimbursement has been received by the Company, in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this subsection 1.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

(b)                                 By Selling Holders.  To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors or officers or any person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration.  Each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; within three months after a request for reimbursement has been received by the indemnifying Holder, provided, however, that the indemnity agreement contained in this subsection 1.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further, that the total amounts payable in indemnity by a Holder under this Section 1.8(b) in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

(c)                                  Notice.  Promptly after receipt by an indemnified party under this Section 1.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.8, deliver to the indemnifying party a written notice of the commencement thereof.  The indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.8.

(d)                                 Defect Eliminated in Final Prospectus.  The foregoing indemnity agreements of the Company and Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the “Final Prospectus”), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

(e)                                  Contribution.  If the indemnification provided for in this Section 1.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by such indemnified party with respect to such loss, liability, claim, damage or expense in the proportion that is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  In any such case, (A) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(f)                                    Conflict with Underwriting Agreement.  Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement will control.

(g)                                 Survival.  The obligations of the Company and Holders under this Section 1.8 shall survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.

1.9                               “Market Stand-Off’ Agreement.  Each Holder hereby agrees that it shall not, to the extent requested by the Company or an underwriter of securities of the Company, sell or otherwise transfer or dispose of any Registrable Securities or other shares of stock of the Company then owned by such Holder (other than to donees or partners of the Holder who agree to be similarly bound) for up to 180 days following the effective date of any registration statement of the Company filed under the Securities Act; provided, however, that the limitation set forth herein shall not apply to Common Stock included in such registration or to Common Stock purchased in the open market following such registration; provided further, that (1) all officers, directors and holders of five percent or more of the Company’s outstanding capital stock are similarly bound, and (2) such agreement shall be applicable only to the first such registration statement of the Company that covers Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering.  For purposes of this Section 1.9, the term “Company” shall include any wholly-owned subsidiary of the Company into which the Company merges or consolidates.  In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the shares subject to this Section and to impose stop transfer instructions with respect to the Registrable Securities and such other shares of stock of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.  Each Holder further agrees to enter into any agreement reasonably required by the underwriters to implement the foregoing within any reasonable timeframe so requested.

1.10                        Rule 144 Reporting.  With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to:

(a)                                  Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b)                                 Use reasonable, diligent efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c)                                  So long as a Holder owns any Registrable Securities, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to the reporting requirements of the Exchange Act), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such securities without registration (at any time after the Company has become subject to the reporting requirements of the Exchange Act).

1.11                        Termination of the Company’s Obligations.  The Company shall have no obligations pursuant to Sections 1.2 through 1.4 with respect to: (a) any request or requests for registration made by any Holder on a date more than five years after the closing date of the Company’s initial public offering; or (b) an Registrable Securities proposed to be sold by a Holder in a registration pursuant to Section 1.2, 1.3 or 1.4 if, in the opinion of counsel to the Company, all such Registrable Securities proposed to be sold by a Holder may be sold in a three month period without registration under the Securities Act pursuant to Rule 144 under the Securities Act.

2.                                      ASSIGNMENT AND AMENDMENT.

2.1                               Assignment.  No party may be assigned any of the foregoing rights unless the Company is given written notice by the assigning party at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; provided further, that any such assignee of such rights is not deemed by the Board of Directors of the Company, in its reasonable judgment, to be a competitor of the Company; and provided further that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 2 and shall sign a counterpart signature page to this Agreement.

2.2                               Amendment and Waiver of Rights.  Subject to Section 2.3, any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investors (and/or any of their permitted successors or assigns) holding shares of Preferred Stock and/or Conversion Stock representing and/or convertible into at least a majority of all the Investors’ Shares (as defined below).  As used herein, the term “Investors’ Shares” shall mean the shares of Common Stock then issuable upon conversion of all then outstanding shares of Preferred Stock issued under the Purchase Agreement and/or Strategic Investor Agreement plus all then outstanding shares of Conversion Stock that were issued upon the conversion of any shares of Preferred Stock issued under the Purchase Agreement and the Strategic Investor Agreement.  Any amendment or waiver effected in accordance with this Section 1.2 shall be binding upon each Investor, each Holder, each permitted successor or assignee of such Investor or Holder and the Company.

2.3                               New Investors.  Notwithstanding anything herein to the contrary, if pursuant to the Purchase Agreement and/or Strategic Investor Agreement, additional parties may purchase shares of Preferred Stock thereunder, then each such new investor shall become a party to this Agreement as an “Investor” hereunder, without the need of obtaining any consent, approval or signature of any Investor when such new investor has both: (a) purchased shares of Preferred Stock and paid the Company all consideration payable for such shares and (b) executed one or more counterpart signature pages to this Agreement as an “Investor,” with the Company’s consent.

3.                                      GENERAL PROVISIONS.

3.1                               Notices.  Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following: (i) at the time of personal delivery, if delivery is in person; (ii) at the time of transmission by facsimile, addressed to the other party at its facsimile number specified herein (or hereafter modified by subsequent notice to the parties hereto), with confirmation of receipt made by both telephone and printed confirmation sheet verifying successful transmission of the facsimile; (iii) one business day after deposit with an express overnight courier for United States deliveries, or two business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (iv) three business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries.

All notices for delivery outside the United States will be sent by facsimile or by express courier.  Notices by facsimile shall be machine verified as received.  All notices not delivered personally or by facsimile will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address or facsimile number as follows, or at such other address or facsimile number as such other party may designate by one of the indicated means of notice herein to the other parties hereto as follows:

(a)                                  if to an Investor, at such Investor’s respective address as set forth on Exhibit A hereto.

(b)                                 if to the Company, marked “Attention: President”, at 670 Long Beach Boulevard, Long Beach, NY 11561.

3.2                               Entire Agreement.  This Agreement and the documents referred to herein, together with all the Exhibits hereto, constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede any and all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

3.3                               Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York, without giving effect to that body of laws pertaining to conflict of laws.

3.4                               Severability.  If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto.  If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement.  Notwithstanding the forgoing, if the value of this Agreement based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then both parties agree to substitute such provision(s) through good faith negotiations.

3.5                               Third Parties.  Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

3.6                               Successors And Assigns.  Subject to the provisions of Section 2.1, this Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives.

3.7                               Titles and Headings.  The titles, captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement.  Unless otherwise specifically stated, all references herein to “sections” and “exhibits” will mean “sections” and “exhibits” to this Agreement.

3.8                               Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.

3.9                               Costs And Attorneys’ Fees.  In the event that any action, suit or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover all of such party’s costs and attorneys’ fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

3.10                        Adjustments for Stock Splits, Etc.  Wherever in this Agreement there is a reference to a specific number of shares of Common Stock or Preferred Stock of the Company of any class or series, then, upon the occurrence of any subdivision, combination or stock dividend of such class or series of stock, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the affect on the outstanding shares of such class or series of stock by such subdivision, combination or stock dividend.

3.11                        Aggregation of Stock.  For purposes of Section(s) 1.2, 1.3, 1.4, 2.1, or 2.2, all shares held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

3.12                        Further Assurances.  The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

3.13                        Facsimile Signatures.  This Agreement may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.

THE COMPANY:

PLANET GROUP, INC.

By:	/s/ Philip Beck
Philip Beck, President

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

THE INVESTORS:

If investor is a corporation, partnership or other entity, please sign below)

/s/ Patrick J. Welsh
Signature of Authorized Representative

Entity Name:	Andwel Partners, LLC

Name of Signatory:	Patrick J. Welsh

Title:	Member

If investor is an individual, please sign below)

/s/ Andrew M. Paul
Signature of Individual

Individual Name:	/s/ Andrew M. Paul

THE INVESTORS:

If investor is a corporation, partnership or other entity, please sign below)

/s/ John C. Elliott
Signature of Authorized Representative

Entity Name:	John C. Elliott Revocable Trust 2/8/1999

Name of Signatory:	John C. Elliott

Title:	Trustee

If investor is an individual, please sign below)

Signature of Individual

Individual Name:

THE INVESTORS:

If investor is a corporation, partnership or other entity, please sign below)

/s/ Angela Chang
Signature of Authorized Representative

Entity Name:	Angela Chang Revocable Trust 2/8/1999

Name of Signatory:	Angela Chang

Title:	Trustee

If investor is an individual, please sign below)

Signature of Individual

Individual Name:

EXHIBIT A

List of Investors

Name and Address	Number of Shares of Preferred Stock

JOINDER TO REGISTRATION RIGHTS AGREEMENT

This JOINDER TO REGISTRATION RIGHTS AGREEMENT (this “Joinder”), is made and entered into as of November 17, 2005 between the undersigned (the “New Investor”) and Planet Group, Inc., a Delaware corporation (the “Company”).

RECITALS

A.                                   The Company previously entered into a Subscription Agreement dated November 10, 2004 (the “Series A Subscription Agreement”) with certain investors specified therein.  As a condition to such financing, the Company also entered into a Registration Rights Agreement, also dated November 10, 2004 with the investors (the “Registration Rights Agreement”).

B.                                     The Company is entering into a Note and Warrant Purchase Agreement dated of even date herewith (the “Purchase Agreement”) with the New Investor, pursuant to which the Company is offering and selling a Promissory Note (pursuant to which shares of Common Stock may be issued as payment of interest in certain circumstances) and a Warrant to purchase Common Stock pursuant to the terms thereof.

C.                                     The Company wishes to allow the New Investor to become a party to the Registration Rights Agreement, to which the existing investor parties to the Registration Rights Agreement have consented, and the New Investor desires to become a party to the Registration Rights Agreement.

NOW, THEREFORE, the parties to this Joinder hereby agree as follows:

1.                                       Registration Rights Agreement.  The New Investor is hereby made a party to the Registration Rights Agreement, and shall be considered an “Investor” with respect to all sections thereof, and the shares of Common Stock issuable pursuant to the Note and upon exercise of the Warrant shall be considered “Registrable Securities” thereunder.

2.                                       Miscellaneous.  Except as expressly modified by this Joinder, the Registration Rights Agreement shall remain in full force and effect.  This Joinder and the Registration Rights Agreement constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.  This Joinder shall be governed by and construed in accordance with the Laws of the State of New York, applicable to contracts to be performed entirely within the State and both parties hereby submit to the jurisdiction of and consent to suit in the Courts, Federal and State, located in the State of New York.

[The remainder of this page was left blank intentionally.]

SIGNATURE PAGE TO JOINDER (11-17-05)

PLANET GROUP, INC.

By:	/s/ Philip Beck
Philip Beck,
Chief Executive Officer

SIGNATURE PAGE TO JOINDER (11-17-05)

INTER-ATLANTIC FUND L.P.

By:	/s/ authorized signatory
[Name of authorized signatory]

c/o Inter-Atlantic Group
400 Madison Avenue
Suite 16A
New York, NY 10017

[TELEPHONE NUMBER]

[FACSIMILE NUMBER]

[E-MAIL ADDRESS]

[DATE]

AMENDMENT NO. 1 TO
REGISTRATION RIGHTS AGREEMENT

This Amendment No. 1 (this “Amendment”) to that certain Registration Rights Agreement (the “Registration Rights Agreement”) dated as of November 10, 2004, by and between Planet Group, Inc., a Delaware corporation (the “Company”), and the stockholders of the Company who are parties thereto (the “Investors”) is hereby made and entered into as of February 2, 2007 by and between the Company and the parties listed on Exhibit A hereto (the “New Investors”).  Capitalized terms not defined herein shall have the meanings ascribed to them in the Registration Rights Agreement.

RECITALS

A.                                   The New Investors have agreed to purchase shares of the Company’s Common Stock (“Purchased Shares”) and Convertible Promissory Notes (“Notes”) pursuant to which shares of Common Stock may be issued upon conversion thereof (“Conversion Shares”) and in satisfaction of accrued interest (“Interest Shares”), pursuant to a Note and Stock Purchase Agreement dated as of the date hereof (the “New Purchase Agreement”).  The New Purchase Agreement provides that, as a condition to the New Investors entering into the New Purchase Agreement, the Company will enter into this Amendment and the New Investors will be granted the rights set forth herein and in the Registration Rights Agreement.

B.                                     Section 2.2 of the Registration Rights Agreement provides that amendments to the Registration Rights Agreement require the consent of the Company and Investors holding shares of Preferred Stock and/or “Conversion Stock” representing and/or convertible into at least a majority of all of the “Investors’ Shares.” The Company has received consent from Investors holding a sufficient number of shares to effect this Amendment.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.                                       Addition of New Investors as Parties.  Each of the New Investors is hereby made a party to the Registration Rights Agreement, and shall be considered an “Investor” with respect to all sections thereof.

2.                                       Definition of “Registrable Securities.”  The definition of “Registrable Securities” in Section 1.1 is hereby amended and restated as follows:

(b)                                 “Registrable Securities” means:

(1)                                  all the shares of Common Stock of the Company issued or issuable upon the conversion of any shares of Preferred Stock issued under the Purchase Agreement (collectively, the “Conversion Stock”); and

(2)                                  the Purchased Shares, the Conversion Shares and the Interest Shares issued pursuant to the New Purchase Agreement and the Notes; and

(3)                                  any shares of Common Stock of the Company issued (or issuable upon the conversion or exercise of any warrant, right or other security which is issued) as a dividend or other distribution with respect to, or in exchange for or in replacement of, the Conversion Stock, the Purchased Shares, the Conversion Shares or the Interest Shares, as applicable; excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which rights under this Section 1 are not assigned in accordance with this Agreement or any Registrable Securities with respect to which, pursuant to Section 1.11 hereof, the holders are no longer entitled to registration rights pursuant to Sections 1.2, 1.3 or 1.4 hereof.

3.                                       Definition of “Registrable Securities then outstanding.”  The definition of “Registrable Securities then outstanding” in Section 1.1 is hereby amended and restated as follows:

(c)                                  The number of shares of “Registrable Securities then outstanding” shall mean the number of shares of Common Stock which are Registrable Securities that are then (1) issued and outstanding, (2) issuable pursuant to the conversion of shares of Preferred Stock, and (3) issuable pursuant to conversion of the Notes.

4.                                       Definition of “Holder.”  The definition of “Holder” in Section 1.1 is hereby amended and restated as follows:

(d)                                 “Holder” means any person owning of record Registrable Securities or any assignee of record of such Registrable Securities to whom rights set forth herein have been duly assigned in accordance with this Agreement; provided, however, that for purposes of this Agreement, record holders of shares of Preferred Stock convertible into Registrable Securities and record holders of Notes convertible into Registrable Securities shall be deemed to be the Holders of such Registrable Securities; and provided, further, that the Company shall in no event be obligated to register shares of Preferred Stock or Notes, and that Holders of Registrable Securities will not be required to convert their shares of Preferred Stock or Notes into Common Stock in order to exercise the registration rights granted hereunder, until immediately before the closing of the offering to which the registration relates.

5.                                       Additional Definitions.  The following definitions shall be added to Section 1.1 of the Agreement:

(g)                                 “New Purchase Agreement” shall mean that certain Note and Stock Purchase Agreement dated as of February 2, 2007, by and among Planet Group, Inc.  a Delaware corporation, Camden Partners Strategic Fund III, L.P., a Delaware limited partnership, Camden Partners Strategic Fund III-A, L.P., a Delaware limited partnership, Camden Partners Strategic Fund II-A, L.P., a Delaware limited partnership, Camden Partners Strategic Fund II-B, L.P., a Delaware limited partnership and Richard Kiphart.

(h)                                 “Purchased Shares” shall have the meaning ascribed to it in the New Purchase Agreement.

(i)                                     “Conversion Shares” shall have the meaning ascribed to it in the New Purchase Agreement.

(j)                                     “Interest Shares” shall have the meaning ascribed to it in the New Purchase Agreement.

(k)                                  “Notes” shall have the meaning ascribed to it in the New Purchase Agreement.

(l)                                     “New Investors” means Camden Partners Strategic Fund Ill, L.P., a Delaware limited partnership, Camden Partners Strategic Fund III-A, L.P., a Delaware limited partnership, Camden Partners Strategic Fund 11-A, L.P., a Delaware limited partnership, Camden Partners Strategic Fund 11-B, L.P., a Delaware limited partnership, Richard Kiphart and Christopher Capps.

6.                                       Definition of “Investors’ Shares.”  The definition of “Investors’ Shares” in Section 2.2 is hereby amended and restated as follows:

As used herein, the term “Investors’ Shares” shall mean (i) the shares of Common Stock then issuable upon conversion of all then outstanding shares of Preferred Stock issued under the Purchase Agreement, plus (ii) all then outstanding shares of Conversion Stock that were issued upon the conversion of any shares of Preferred Stock issued under the Purchase Agreement, plus (iii) the Conversion Shares then issuable upon conversion of all then outstanding Notes, plus (iv) all then outstanding Purchased Shares, Conversion Shares and Interest Shares issued pursuant to the New Purchase Agreement and the Notes.

7.                                       Miscellaneous.  Except as expressly modified by this Amendment, the Registration Rights Agreement shall remain in full force and effect.  This Amendment and the Registration Rights Agreement constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.  In the event that this Amendment and the Agreement conflict, this Amendment shall prevail.  This Amendment shall be governed by and construed in accordance with the Laws of the State of New York, applicable to contracts to be performed entirely within the State and both parties hereby submit to the jurisdiction of and consent to suit in the Courts, Federal and State, located in the State of New York.  This Amendment may be executed in counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as year first written above.

THE COMPANY:

PLANET GROUP, INC.

By:	/s/ Philip Beck
Philip Beck, President

[SIGNATURE PAGE TO AMENDMENT NO. 1

TO REGISTRATION RIGHTS AGREEMENT]

EXHIBIT A

List of Investors

Name and Address

Camden Partners Strategic Fund III, L.P. c/o Camden Partners Holdings, LLC 500 East Pratt Street Suite 1200 Baltimore, Maryland 21202

Camden Partners Strategic Fund III-A, L.P. c/o Camden Partners Holdings, LLC 500 East Pratt Street Suite 1200 Baltimore, Maryland 21202

Camden Partners Strategic Fund II-A, L.P. c/o Camden Partners Holdings, LLC 500 East Pratt Street Suite 1200 Baltimore, Maryland 21202

Camden Partners Strategic Fund II-B, L.P. c/o Camden Partners Holdings, LLC 500 East Pratt Street Suite 1200 Baltimore, Maryland 21202

Richard Kiphart William Blair and Company 222 West Adams Street Chicago, IL 60606

Christopher Capps
141 West Jackson Blvd, Suite 2182
Chicago, I’ll 60604

CONSENT TO AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

Planet Group, Inc. (the “Company”) intends to raise up to $7.5 million in working capital by means of the issuance of shares of Common Stock and Promissory Notes pursuant to which shares of Common Stock may be issued upon conversion thereof and in lieu of interest payable thereunder in a private placement (collectively, the “New Shares”) to certain investors affiliated with and introduced by Camden Partners (the “New Investors”).

As a condition to such investment, the New Investors desire to be added as parties to the Registration Rights Agreement dated November 10, 2004 (the “Agreement”).  The undersigned hold a sufficient number of shares to amend the Agreement on behalf of all parties thereto.

NOW, THEREFORE, the undersigned hereby consent to amending the Agreement to add the New Investors as “Investors” thereunder, to add the New Shares as “Registrable Securities” thereunder, and to make such other conforming changes as are necessary to effect the foregoing.

Very truly yours,

ANDWEL PARTNERS LLC

By:	/s/ Patrick J. Welsh
Patrick J. Welsh, member

/s/ Andrew M. Paul
Andrew M. Paul

CONSENT TO AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

Planet Group, Inc. (the “Company”) intends to raise up to $7.5 million in working capital by means of the issuance of shares of Common Stock and Promissory Notes pursuant to which shares of Common Stock may be issued upon conversion thereof and in lieu of interest payable thereunder in a private placement (collectively, the “New Shares”) to certain investors affiliated with and introduced by Camden Partners (the “New Investors”).

As a condition to such investment, the New Investors desire to be added as parties to the Registration Rights Agreement dated November 10, 2004 (the “Agreement”).  The undersigned hold a sufficient number of shares to amend the Agreement on behalf of all parties thereto.

NOW, THEREFORE, the undersigned hereby consent to amending the Agreement to add the New Investors as “Investors” thereunder, to add the New Shares as “Registrable Securities” thereunder, and to make such other conforming changes as are necessary to effect the foregoing.

Very truly yours,

ANDWEL PARTNERS LLC

By:	/s/ Patrick J. Welsh
Patrick J. Welsh, member

/s/ Andrew M. Paul
Andrew M. Paul

INTER-ATLANTIC FUND, L.P.

By:	/s/ Andrew S. Lerner
Name: Andrew S. Lerner

Title: Mng. Dir. Of General Partner

AMENDMENT NO. 2 TO
REGISTRATION RIGHTS AGREEMENT

This Amendment No. 2 (this “Amendment”) to that certain Registration Rights Agreement dated as of November 10, 2004 and as amended on February 2, 2007 (the “Registration Rights Agreement”), by and between Planet Payment, Inc., a Delaware corporation (the “Company”), and the stockholders of the Company who are parties thereto (the “Investors”), is hereby made and entered into as of April 21, 2008 by and between the Company and the parties listed on Exhibit A hereto (the “2008 Investors”).  Capitalized terms not defined herein shall have the meanings ascribed to them in the Registration Rights Agreement.

RECITALS

A.                                   The 2008 Investors (as defined below) have agreed to purchase the 2008 Notes (as defined below), pursuant to which the 2008 Conversion Shares (as defined below) may be issued upon conversion thereof and the 2008 Interest Shares (as defined below) may be issued in satisfaction of accrued interest, pursuant to the 2008 Purchase Agreement (as defined below).  The 2008 Purchase Agreement provides that, as a condition to the 2008 Investors entering into the 2008 Purchase Agreement, the Company will enter into this Amendment and the 2008 Investors will be granted the rights set forth herein and in the Registration Rights Agreement.

B.                                     Section 2.2 of the Registration Rights Agreement provides that amendments to the Registration Rights Agreement require the consent of the Company and Investors holding shares of Preferred Stock and/or Conversion Stock representing and/or convertible into at least a majority of all of the Investors’ Shares.  The Company has received consent from Investors holding a sufficient number of shares to effect this Amendment.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.                                       Definition of “Registrable Securities.” The definition of “Registrable Securities” in Section 1.1 of the Registration Rights Agreement is hereby amended and restated as follows:

“(b)                           “Registrable Securities” means:

(1)                                  all the shares of Common Stock of the Company issued or issuable upon the conversion of any shares of Preferred Stock issued under the Purchase Agreement (collectively, the “Conversion Stock”); and

(2)                                  the Purchased Shares, the Conversion Shares and the Interest Shares issued pursuant to the New Purchase Agreement and the Notes (collectively, the “2007 Shares”);

(3)                                  the 2008 Conversion Shares and the 2008 Interest Shares issuable pursuant to the 2008 Notes (collectively, the “2008 Shares”); and

(4)                                  any shares of Common Stock of the Company issued (or issuable upon the conversion or exercise of any warrant, right or other security which is issued) as a

28

dividend or other distribution with respect to, or in exchange for or in replacement of, the Conversion Stock, the 2007 Shares and the 2008 Shares, as applicable; excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which rights under this Section 1 are not assigned in accordance with this Agreement or any Registrable Securities with respect to which, pursuant to Section 1.11 hereof, the holders are no longer entitled to registration rights pursuant to Sections 1.2, 1.3 or 1.4 hereof.”

2.                                       Definition of “Registrable Securities then outstanding.”  The definition of “Registrable Securities then outstanding” in Section 1.1 of the Registration Rights Agreement is hereby amended and restated as follows:

“(c)                            The number of shares of “Registrable Securities then outstanding” shall mean the number of shares of Common Stock that (1) are Registrable Securities that are then issued and outstanding or (2) are then issuable and, if issued, would constitute Registrable Securities.”

3.                                       Definition of “Holder.”  The definition of “Holder” in Section 1.1 of the Registration Rights Agreement is hereby amended and restated as follows:

“(d)                           “Holder” means any person owning of record Registrable Securities or any assignee of record of such Registrable Securities to whom rights set forth herein have been duly assigned in accordance with this Agreement; provided, however, that for purposes of this Agreement, record holders of shares of Preferred Stock convertible into Registrable Securities and record holders of the Notes or 2008 Notes convertible into Registrable Securities shall be deemed to be the Holders of such Registrable Securities; and provided, further, that the Company shall in no event be obligated to register shares of Preferred Stock, the Notes or 2008 Notes, and that Holders of Registrable Securities will not be required to convert their shares of Preferred Stock, the Notes or 2008 Notes into Common Stock in order to exercise the registration rights granted hereunder, until immediately before the closing of the offering to which the registration relates.”

4.                                       Additional Definitions.  The following definitions shall be added to Section 1.1 of the Registration Rights Agreement:

“(m)                         “2008 Purchase Agreement” shall mean that certain Note Purchase Agreement dated as of April 21, 2008, by and among Planet Payment, Inc.  a Delaware corporation, Camden Partners Strategic Fund III, L.P., a Delaware limited partnership, Camden Partners Strategic Fund III-A, L.P., a Delaware limited partnership, Camden Partners Strategic Fund II-A, L.P., a Delaware limited partnership, and Camden Partners Strategic Fund II-B, L.P., a Delaware limited partnership.

(n)                                 “2008 Conversion Shares” shall have the meaning ascribed to the term “Conversion Shares” in the 2008 Purchase Agreement.

(o)                                 “2008 Interest Shares” shall have the meaning ascribed to the term “Interest Shares” in the 2008 Purchase Agreement.

29

(p)                                 “2008 Notes” shall have the meaning ascribed to the term “Notes” in the 2008 Purchase Agreement.

(q)                                 “2008 Investors” means Camden Partners Strategic Fund III, L.P., a Delaware limited partnership, Camden Partners Strategic Fund III-A, L.P., a Delaware limited partnership, Camden Partners Strategic Fund II-A, L.P., a Delaware limited partnership, and Camden Partners Strategic Fund II-B, L.P., a Delaware limited partnership.”

5.                                       Definition of “Investors’ Shares.”  The definition of “Investors’ Shares” in Section 2.2 of the Registration Rights Agreement is hereby amended and restated as follows:

“As used herein, the term “Investors’ Shares” shall mean the number of shares of Common Stock that (i) are Registrable Securities that are then issued and outstanding or (ii) are then issuable and, if issued, would constitute Registrable Securities.”

6.                                       Miscellaneous.  Except as expressly modified by this Amendment, the Registration Rights Agreement shall remain in full force and effect.  This Amendment and the Registration Rights Agreement constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.  In the event that this Amendment and the Agreement conflict, this Amendment shall prevail.  This Amendment shall be governed by and construed in accordance with the Laws of the State of New York, applicable to contracts to be performed entirely within the State and both parties hereby submit to the jurisdiction of and consent to suit in the Courts, Federal and State, located in the State of New York.  This Amendment may be executed in counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument.

[Signature Page Follows]

30

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.

THE COMPANY:

PLANET PAYMENT, INC.

By:	/s/ Graham Arad
Graham Arad, Senior Vice President,
General Counsel and Secretary.

[SIGNATURE PAGE TO AMENDMENT NO. 2
TO REGISTRATION RIGHTS AGREEMENT]

THE 2008 INVESTORS:

CAMDEN PARTNERS STRATEGIC FUND III, L.P.

By:	Camden Partners Strategic III, LLC,
its General Partner

By:	Camden Partners Strategic Manager, LLC,
its Managing Member

By:	/s/ Donald W. Hughes

Name:	Donald W. Hughes

Title:	Member

CAMDEN PARTNERS STRATEGIC FUND III-A, L.P.

By:	Camden Partners Strategic III, LLC,
its General Partner

By:	Camden Partners Strategic Manager, LLC,
its Managing Member

By:	/s/ Donald W. Hughes

Name:	Donald W. Hughes

Title:	Member

[SIGNATURE PAGE TO AMENDMENT NO. 2
TO REGISTRATION RIGHTS AGREEMENT]

THE 2008 INVESTORS:

CAMDEN PARTNERS STRATEGIC FUND II-A, L.P.

By:	Camden Partners Strategic II, LLC,
its General Partner

By:	/s/ Donald W. Hughes

Name:	Donald W. Hughes

Title:	Member

CAMDEN PARTNERS STRATEGIC FUND II-B, L.P.

By:	Camden Partners Strategic II, LLC,
its General Partner

By:	/s/ Donald W. Hughes

Name:	Donald W. Hughes

Title:	Member

[SIGNATURE PAGE TO AMENDMENT NO. 2
TO REGISTRATION RIGHTS AGREEMENT]

EXHIBIT A

List of 2008 Investors

Name and Address

Camden Partners Strategic Fund III, L.P.
c/o Camden Partners Holdings, LLC
500 East Pratt Street
Suite 1200
Baltimore, Maryland 21202

Camden Partners Strategic Fund III-A, L.P.
c/o Camden Partners Holdings, LLC
500 East Pratt Street
Suite 1200
Baltimore, Maryland 21202

Camden Partners Strategic Fund II-A, L.P.
c/o Camden Partners Holdings, LLC
500 East Pratt Street
Suite 1200
Baltimore, Maryland 21202

Camden Partners Strategic Fund II-B, L.P.
c/o Camden Partners Holdings, LLC
500 East Pratt Street
Suite 1200
Baltimore, Maryland 21202

CONSENT TO AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

Planet Payment, Inc., a Delaware corporation (the “Company”), intends to raise up to $3.0 million in working capital by means of the issuance of shares of Common Stock and Promissory Notes pursuant to which shares of Common Stock may be issued upon conversion thereof and in lieu of interest payable thereunder in a private placement (collectively, the “New Shares”) to certain investors affiliated with Camden Partners (the “Camden Investors”).

As a condition to such investment, the Camden Investors desire to have the New Shares added as “Registrable Securities” under the Registration Rights Agreement dated as of November 10, 2004 and as amended on February 2, 2007, by and between the Company and the stockholders of the Company who are parties thereto (the “Agreement”).  The undersigned hold a sufficient number of shares to amend the Agreement on behalf of all parties thereto.

NOW, THEREFORE, the undersigned hereby consent as of April [22], 2008 to amending the Agreement to add the New Shares as “Registrable Securities” thereunder and to make such other conforming changes as are necessary to effect the foregoing.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Consent as of the date and year first written above.

Very truly yours,

ANDWEL PARTNERS LLC

By:	/s/ Patrick J. Welsh
Patrick J. Welsh, member

/s/ Andrew M. Paul
Andrew M. Paul

INTER-ATLANTIC FUND, L.P.

By:	/s/ authorized signatory
Name:

Title:

[Signature Page to Consent to Amendment to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Consent as of the date and year first written above.

CAMDEN PARTNERS STRATEGIC FUND III, L.P.

By:	Camden Partners Strategic III, LLC,
its General Partner

By:	Camden Partners Strategic Manager, LLC,
its Managing Member

By:	/s/ Donald W. Hughes

Name:	Donald W. Hughes

Title:	Member

CAMDEN PARTNERS STRATEGIC FUND III-A, L.P.

By:	Camden Partners Strategic III, LLC,
its General Partner

By:	Camden Partners Strategic Manager, LLC,
its Managing Member

By:	/s/ Donald W. Hughes

Name:	Donald W. Hughes

Title:	Member

[Signature Page to Consent to Amendment to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Consent as of the date and year first written above.

CAMDEN PARTNERS STRATEGIC FUND II-A, L.P.

By:	Camden Partners Strategic II, LLC,
its General Partner

By:	/s/ Donald W. Hughes

Name:	Donald W. Hughes

Title:	Member

CAMDEN PARTNERS STRATEGIC FUND II-B, L.P.

By:	Camden Partners Strategic II, LLC,
its General Partner

By:	/s/ Donald W. Hughes

Name:	Donald W. Hughes

Title:	Member

[Signature Page to Consent to Amendment to Registration Rights Agreement]